UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 24, 2018

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive, Suite 3

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 24, 2018, the Board of Directors (the “Board”) of Allied Motion Technologies Inc. (the “Company”) increased the size of the Board from seven to eight members and elected Linda P. Duch to fill the newly created position on the Board.  Ms. Duch will serve as an independent director.  No committee assignment has yet been made.

Ms. Duch currently serves as president of Partners for Business, a firm she joined in 2006 which invests in small to medium size companies looking for capital to expand or restructure their balance sheet, and she also engages in consulting assignments for strategic planning, executive coaching, as well as sales and marketing. Prior to Partners for Business, Ms. Duch had a 30 year career in the banking industry, including 14 years at KeyCorp, first as the president of the Bank’s Western New York district and later as the National Executive for District Management, and 16 years at Empire of America, a multi-state financial institution.

There are no arrangements or understandings between Ms. Duch and any other persons pursuant to which Ms. Duch was appointed a director of the Company.  There are no transactions in which Ms. Duch has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Duch will receive compensation for her service on the Board of Directors in accordance with the Company’s Compensation Program for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  September 24, 2018

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Michael R. Leach
Michael R. Leach
Chief Financial Officer